UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2016

________________________

Ritchie Bros. Auctioneers Incorporated

(Exact name of registrant as specified in its charter)

Canada	001-13425	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6
(Address of principal executive offices) (Zip Code)

(778) 331-5500

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On August 29, 2016, Ritchie Bros. Auctioneers Incorporated (the “Company”) and IronPlanet Holdings, Inc. (“IronPlanet”) jointly issued a press release in connection with the Company’s proposed acquisition of IronPlanet. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

On August 29, 2016, the Company and Caterpillar Inc. (“Caterpillar”) jointly issued a press release to announce the Company’s entry into a commercial arrangement with Caterpillar in connection with the Company’s proposed acquisition of IronPlanet. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

On August 29, 2016, the Company posted on its website, www.rbauction.com, under “Investors—Events & Presentations,” an investor presentation that includes, among other matters, information related to the Company’s proposed acquisition of IronPlanet. A copy of the investor presentation is furnished as Exhibit 99.3 hereto and is incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Joint press release, dated August 29, 2016
99.2	Joint press release, dated August 29, 2016
99.3	Investor presentation, dated August 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITCHIE BROS. AUCTIONEERS INCORPORATED

By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary

Date: August 29, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint press release, dated August 29, 2016
99.2	Joint press release, dated August 29, 2016
99.3	Investor presentation, dated August 29, 2016